EXHIBIT 10.34

               Effective September 13, 1996




                          BETWEEN

                    QUANTUM CORPORATION

                            AND

            QUANTUM STORAGE (MALAYSIA) SDN.BHD.




                            AND


                    IOMEGA CORPORATION


                            AND

                IOMEGA (MALAYSIA) SDN.BHD.




    __________________________________________________

            AGREEMENT FOR THE SALE AND PURCHASE
                   OF ASSETS IN MALAYSIA
    __________________________________________________

                         CONTENTS

Clause Heading                                             Page

1.     Interpretation. . . . . . . . . . . . . . .            3
2.     Sale of Assets. . . . . . . . . . . . . . .            4
3.     Consideration . . . . . . . . . . . . . . .            5
4.     Pre-Closing . . . . . . . . . . . . . . . .            5
5.     Closing . . . . . . . . . . . . . . . . . .            6
6.     Obligations of QSM. . . . . . . . . . . . .            8
7.     Obligations of Iomega . . . . . . . . . . .            8
8.     Employees . . . . . . . . . . . . . . . . .            8
9.     Periodic Payments . . . . . . . . . . . . .            8
10.    Representations, Warranties and Undertakings of QSM    9
11.    Representations, Warranties and Undertakings ofIomega 10
12.    Representations, Warranties and Undertakings of Both
       Parties. . . .  . . . . . . . . . . . . . .           11
13.    Limitation of Liabilities . . . . . . . . .           11
14.    Access to Information . . . . . . . . . . .           13
15.    Environmental Indemnity . . . . . . . . . .           13
16.    Termination . . . . . . . . . . . . . . . .           13
17.    Miscellaneous . . . . . . . . . . . . . . .           14

Schedule and Exhibits

Schedule The Assets    . . . . . . . . . . . . . .           16
Exhibit A Secured Promissory Note. . . . . . . . .           17
Exhibit B The Indemnification Agreement. . . . . .           21
Exhibit C Agreement as to Certain Employees of Quantum
          Peripherals Malaysia Sdn.Bhd . . . . . .           23
Exhibit D Mutual Non-Disclosure Agreement. . . . .           24
Exhibit E Non-Exclusive List of Equipment Turned Over
          to Iomega. . . . . . . . . . . .  . . . . .        25


THIS AMENDED AND RESTATED AGREEMENT is effective as of September 13, 1996.

BETWEEN:

     (1) Quantum Corporation, a Delaware Corporation whose principal place of business is at 500 McCarthy Blvd., Milpitas, California 95035, ("Quantum U.S.") and
     Quantum Storage (Malaysia) Sdn.Bhd., a private limited company incorporated in Malaysia whose registered office is Ground Floor, Wisma Pen-Group, No. 37 Jalan
     Anson 10460 Penang, Malaysia ("QSM"), (collectively
     "Quantum"):

AND

     (2) Iomega Corporation, a Delaware Corporation whose principal place of business is at 1821 West Iomega Way, Roy, Utah 84067 ("Iomega U.S.") and Iomega Malaysia Sdn.Bhd., a private limited company incorporated in Malaysia whose [registered office] will be (is) Suite 13-03, 13th Floor, Menara, Tan & Tan 207 Jalan Razak 50400, Kuala Lumpur, Malaysia, ("Iomega Malaysia") (collectively "Iomega));

WHEREAS, Quantum U.S. and Iomega U.S. have entered into a Letter Agreement dated July 15, 1996 (the "Letter
Agreement") for the sale by QSM and purchase by Iomega
Malaysia of the Assets (as hereinafter defined); and

WHEREAS, the Parties now wish to enter into a more definitive agreement as herein stated.

NOW THEREFORE, THE PARTIES HEREBY AGREE:

1.   INTERPRETATION

1.1  In this Agreement, unless the context requires otherwise:

  "Agreement to
    Charge" means the agreement by Iomega Malaysia to execute the Charge;

  "Assets"          means the Property and the Equipment;

  "Charge" means the legal charge over the Property by Iomega Malaysia in favor of QSM;

  "Closing"         means closing of the sale and purchase of the Assets
                    as specified in Section 5.

  "Closing Date"    means a date not later than five months (150 days)
                    after the filing of a joint application to the PSA for its approval, but not later than six months after execution of this agreement or such other date as the parties may agree in writing.

   "Consideration"  means the consideration for the sale and purchase of the Assets being the sum specified in Section 3.l;

   "Equipment"      means the plan equipment and other items set out
                    in paragraph (3) of the Schedule and the list attached thereto.

   "Good and
    Marketable
    Title" means title that is saleable, unencumbered and valid under Malaysian Law.

   "Guaranty"       means that guaranty delivered at Preclosing by Iomega
                    U.S. in favor of QSM.

   "Parties"        means Quantum and Iomega, collectively;

   "Party"          means either Quantum or Iomega singularly;

   "Preclosing"     means preclosing of the sale and purchase of the
                    Assets as specified in Section 4.

   "Pre-Closing
    Date" means Friday, September 27, 1996 or such other date as the Quantum U.S. and Iomega may agree in writing.

   "Property"       means all the leasehold estate in and to the real
                    property as set out in the attached Schedule and any building thereon or other improvements thereto subject to any and all express or implied conditions listed on the title;

  "Iomega's
   Lawyers" means Francis Tan of the Azman Davidson law offices in Kuala Lumpur; and Eugene Lim of Donaldson and Burkinshaw in Singapore.

  "Quantum's
   Lawyers" means Baker & McKenzie of 1 Temasek Avenue, #27-01 Millennia Tower, Singapore 039192;

1.2 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.3 References herein to Sections and the attached Schedule are to Sections in and the attached Schedule to this Agreement unless the context requires otherwise and the attached Schedule to this Agreement shall be deemed to form part of this Agreement.

1.4  The expressions "Quantum U.S.", "QSM", "Iomega U.S."
     and "Iomega Malaysia" shall, where the context permits, include their respective successors and permitted assigns.

1.5 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.6 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.   SALE OF ASSETS

2.1  Subject to the terms of this Agreement, Quantum U.S.
     shall cause, and QSM shall sell as legal and beneficial owner and Iomega U.S. shall cause Iomega Malaysia to purchase the Assets.

2.2 Iomega U.S. undertakes that it shall guarantee fulfillment the performance of Iomega Malaysia's obligations under the Note and the Agreement to Charge and the performance of all the obligations of Iomega
     Malaysia pursuant to this Agreement, the Note and the Agreement to Charge and, for such purpose shall be jointly and severally liable hereunder.

3.   CONSIDERATION

3.1  The Consideration shall be U.S. Dollars Twenty Eight
     Million (U.S. $28,000,000) to be paid to Quantum by Iomega as follows:

     (a)  U.S. Dollars Two Million Eight Hundred
          Thousand (U.S. $2,800,000) due, as earnest money, upon and with execution of this Agreement. This payment will be offset against the $28,000,000 purchase price. Such initial payment is non-refundable and forfeit to Quantum U.S. if the parties fail to proceed to Closing due to a material breach of this Agreement by Iomega. If
          Closing does not take place as contemplated hereunder due to reasons other than any material breach by Iomega, Quantum U.S. shall thereupon refund to Iomega such initial payment.

     (b) At Pre-Closing the sum of U.S. Dollars Seven Million Two Hundred Thousand (U.S. $7,200,000) to be paid by wire transfer as specified by Quantum U.S. in favor of Quantum U.S. (whose receipt shall be an absolute discharge therefore). If Closing does not take place as contemplated hereunder due to reasons other than any material breach by Iomega, Quantum U.S. shall thereupon refund to Iomega such initial payment.

     (c)  The sum of U.S. Dollars Eighteen Million
          (U.S. $18,000,000) in accordance with the method of payment described in the note (the format of which is attached to this Agreement as Exhibit "A" (the "Note"). The Note shall be executed and delivered by Iomega Malaysia in favor of QSM upon Closing.

3.2 The Consideration shall be allocated to the Assets in the manner as stated in the attached Schedule.

3.3 QSM owes to Quantum U.S. a sum of U.S. Dollars in excess of Twenty-Eight Million. QSM hereby directs Iomega U.S., to pay directly to Quantum U.S., the Consideration in Section 3.1(a) and (b) and such of the Consideration in Section 3.2(c) as is properly required under the Note, in satisfaction of Iomega's payment obligations to QSM under this Agreement.

3.4 The Parties agree that in the event any payment of the Consideration or any part thereof shall be effected by Iomega Malaysia to QSM, the payment of such Consideration shall be in Ringgit Malaysia (the currency of Malaysia) equivalent to the sum to be paid in U.S. Dollars. The rate of exchange will be the spot rate obtained by Iomega Malaysia in effecting its payments hereunder in Ringgits, if applicable.

3.5 To the extent that it becomes necessary to obtain exchange control approval by local Malaysian authorities or local law requires up to a five (5%) withholding that is not satisfied by the Note, the Parties agree to comply with such regulations. Any amount withheld in excess of taxes subsequently determined payable will be returned with interest earned, if any.

4.   PRE-CLOSING

4.1 Pre-Closing shall take place in Singapore at the offices of Quantum's Lawyers or at such other place and time as shall be mutually agreed.

4.2  At Pre-Closing:

     (a)  QSM shall deliver to Iomega Malaysia:

          (i)   the document of title to the
                Property which is evidence of Good and
                Marketable title to the Property under
                Malaysian law together with the transfer form (Form 14A) of the National Land Code No. 56 of 1965 duly executed by QSM for the transfer of the Property from QSM to Iomega Malaysia;

          (ii)  any designs and drawings, plans,
                technical and sales publications, advertising material, brochures, catalogues held by QSM in relation to the Assets,

          (iii) copies of all receipts in respect
                of quit rent and assessment in respect of the Property;

          (iv)  title to the Equipment by way of
                delivery of possession of the Equipment, as well as any title documents thereto (if any);

          (v)   and any other documents necessary
                and in the possession of QSM to the transfer of the Assets and requested by Iomega;

          (vi)  any warranty documents as to the
                Property or Equipment, if any.

          (vii) Quantum will obtain or deliver to
                Iomega a copy of the resolutions of the
                shareholders an the board of directors of Quantum Malaysia authorizing the sale of the property.

4.3  Iomega to deliver to QSM:

          (i)   the executed Guaranty;

          (ii)  such payment of the Consideration
                as specified in Section 3.1(b).

5.   CLOSING

5.1 The following shall be obtained, or delivered to Quantum, as the case may be on or before Closing by
     Iomega:

     (a)  approval of the Penang Development
          Corporation ("PDC") to the transfer of the Property to Iomega Malaysia;

     (b)  the approval of the Penang State Authority
          ("PSA") to the transfer of the Property to Iomega
          Malaysia;

     (c) the adjudication of the stamp duty payable on the transfer of the Property by the relevant Stamp
          Office;

     (d) the approvals required for the registration of the Charge (the "Charge Approvals" as defined in the Agreement to Charge;

     (e) charter documents of Iomega Malaysia and certificates from appropriate Malaysian governmental agencies certifying that Iomega
          Malaysia is in good standing under the law of Malaysia;

     (f) certificates from the Secretaries of State for the States of Delaware and Utah certifying that Iomega U.S. in good standing in such state;

     (g) a certificate dated as of the Closing of the Secretary or Assistant Secretary of Iomega U.S. certifying (i) the incumbency and specimen signatures of the persons authorized to execute and deliver this Agreement and the Guaranty on behalf of Iomega U.S., (ii) a copy of the resolutions of the board of directors of Iomega U.S. authorizing the transactions contemplated hereby including the issuance of the Guaranty; and
          (iii) a copy of the Certificate of Incorporation and By-Laws of Iomega U.S., together with all amendments and supplements thereto as in effect on the Closing Date; and

     (h) a legal opinion of counsel to Iomega U.S. as to the due authorization, execution and delivery by Iomega U.S. of this Agreement and the Guaranty, that this Agreement and the Guaranty are enforceable against Iomega U.S. in accordance with their terms and that the execution and delivery of this Agreement and the Guaranty by Iomega U.S. will not violate any relevant U.S. law or any material agreement of Iomega U.S.

5.2  The approvals and the adjudication referred to in
     Section 5.1 or any of them shall be deemed not to have been obtained if they are obtained with conditions deemed to be prejudicial to Iomega Malaysia. For the purpose of this section, a condition shall only be deemed to be prejudicial if it involves a payment by Iomega Malaysia of an aggregate sum exceeding U.S. Dollars One Hundred Thousand (U.S. $100,000) or if such condition materially and adversely affects the commercial viability of the Property.

5.3 Iomega may waive all or any of the approvals and the adjudication, or any conditions of the approvals or adjudication deemed to be prejudicial to Iomega
     Malaysia.

5.4 Iomega Malaysia agrees that none of the payment of the stamp duty payable in respect of the transfer of the Property, and the administrative fees chargeable by PDC and the PSA in giving their approvals, referred to in 5.1, shall be deemed to be a condition which is prejudicial to Iomega referred to in Section 5.2 above.

5.5 Iomega Malaysia hereby agrees to execute the Agreement in Charge and all documents and do all things as shall be necessary to give effect to the Charge.

5.6 Iomega hereby undertakes that it shall present the Transfer for registration at the relevant Land Office, on the same day the last of the approvals referred to in Section 5.1 are obtained and, simultaneously therewith, also present the Charge for registration.

5.7 If, due to failure to obtain the Approvals, for other reason than material breach, the Parties fail to Close, on or before Closing Date, Iomega shall either waive the preconditions to Closing or vacate the Property within ninety (90) days. If Iomega chooses to vacate, it shall restore the Property to its original condition, less reasonable wear and tear, and Quantum shall deduct from the ten million dollars ($10,000,000) Consideration to be refunded to Iomega pursuant to
     Section 3.1 of this Agreement, a sum equal to the accrued interest on the Note from the date of this Agreement (i.e. September 13, 1996) until such time as Iomega vacates and restores the premises.

5.8 At Closing, Iomega Malaysia shall execute and deliver to QSM the Note, a copy of which is attached to this Agreement as Exhibit "A".

5.9 Quantum U.S. shall execute and deliver to Iomega a Board of Directors Resolution authorizing the sale of the Property.

6.   OBLIGATIONS OF QSM

6.1 Prior to Pre-Closing, QSM shall pay, satisfy and discharge all the debts, liabilities and obligations as might encumber the Assets.

6.2 QSM shall assist Iomega in obtaining any necessary consents granted by any third parties and the approval of the Penang State Authority and the Penang
     Development Corporation to the transfer of the Property to Iomega Malaysia.

6.3 QSM shall duly submit such notifications and execute all documents and do all acts and things on its part to be executed and done under the Real Property Gains Tax
     Act, 1976.

6.4 QSM shall do and execute or procure to be done and executed all such further acts, deeds, things, and documents as may be necessary to give effect to the terms of this Agreement.

7.   OBLIGATIONS OF IOMEGA

7.1 Iomega Malaysia shall obtain a manufacturing license sufficient to operate the Assets and take possession of the Property as soon as possible.

7.2 Iomega Malaysia shall duly submit such notifications and execute all documents and do all acts and things on its part to be executed and done under the Real
     Property Gains Tax Act, 1976.

7.3 Iomega shall do and execute or procure to be done and executed all such further acts, deeds, things, and documents as may be necessary to give effect to the terms of this Agreement.

8.   EMPLOYEES

8.1 At Iomega's request, QSM retained a number of employees on behalf of Iomega for the purpose of facilitating Iomega's timely operation of the Assets. Iomega has agreed to indemnify Quantum U.S. and QSM for any and all liability incurred pursuant to this accommodation. See Indemnification Agreement, a copy of which is attached to this Agreement as Exhibit "B" and incorporated by this reference.

8.2 As part of the consideration for QSM selling the Property and temporarily hiring the employees (See
     Section 8.1 above), Iomega further agrees that for a six month period, expiring January 31, 1997 it will not recruit or hire certain employees of Quantum
     Peripherals Malaysia as listed in Exhibit "C".

9.   PERIODIC PAYMENTS

9.1 Any amounts paid or receivable in respect of the Assets which are of a periodical nature (such as deposits, rents, quit rents, assessments, rates, insurance premiums, gas, water, electricity, telephone charges, license fees, commissions, royalties and other outgoings or receipts) shall, unless otherwise agreed, be prorated between QSM and Iomega Malaysia according to the portion of the period remaining for the above expense as of July 15, 1996.

9.2 Any salaries, wages and other emoluments and all statutory contributions and salaries tax for which QSM is accountable after July 15, 1996 in respect of QSM employees retained by Iomega Malaysia pursuant to
     Section 8.1 shall be reimbursed to QSM by Iomega.

10.  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF QSM

     Quantum U.S. and QSM hereby represent, warrant and undertake to Iomega that:

10.1 The representations, warranties and undertakings set out in each paragraph of this Section 10 shall remain true as at Closing as a condition of the parties obligation to complete the Closing.

10.2 Organization and Existence. Quantum U.S. is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

10.3 QSM is a wholly owned subsidiary of Quantum U.S. and has been duly incorporated and is validly existing under the laws of Malaysia and has full power, authority and legal right to own its Assets and carry on its business and is not in receivership or liquidation, it has taken no steps to enter liquidation and no petition has been presented for any winding up QSM and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of QSM.

     QSM hereby represents, warrants and undertakes to Iomega that:

10.4 To the best of QSM's knowledge, it is the sole beneficial owner of and has a Good and Marketable title to the Property.

10.5 To the best of QSM's knowledge, there are no options or other agreements outstanding which provide for the sale or transfer to any person of or the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Assets or any part thereof.

10.6 To the best of QSM's knowledge, there is no unsatisfied judgment, court order or tribunal or arbitral award outstanding against QSM and no distress, execution or process has been levied on any part of the Assets.

10.7 To the best of QSM's knowledge, it is not in default under any agreement relating to the Equipment to which it is a part or by which it is bound.

10.8 Without limiting the foregoing, to the best of QSM's knowledge, there are no loans, guarantees, pledges, mortgages, given, made or incurred by or on behalf of QSM in relation to the Assets.

10.9 To the best of QSM's knowledge, it is not involved whether as plaintiff or defendant or otherwise in any civil criminal or arbitration proceedings in relation to the Assets which might affect the Assets (apart from debt collection in the ordinary course of business) or in any proceedings before any tribunal and no such proceedings are threatened or pending, and no claim, dispute, adverse tax, acquisition or other notice by any governmental authorities or creditors relating to the Assets has been presented against or is being engaged by Quantum.

10.10 There are no material facts or circumstances currently known to QSM which are likely to result in any such proceedings being brought by or against QSM or against any person for whose acts or defaults QSM may be vicariously liable.

10.11 To the best of QSM's knowledge, all information contained in this Agreement (including the recitals) is true and accurate.

10.12 To the best of QSM's knowledge, all information given to Iomega and its professional advisors by QSM, its officers and employees and QSM's professional advisors in writing during the negotiations prior to this Agreement was when given, and is at the date hereof true and accurate and there is no fact, matter or circumstance which has not been disclosed in writing to Iomega or its professional advisors which renders any such information untrue, inaccurate or misleading or which might reasonably affect the willingness of Iomega to proceed with the purchase of the Assets on the terms of this Agreement.

10.13 QSM represents and warrants to Iomega that there are no outstanding employee contracts or obligations between QSM and any of its former employees that have been hired by Iomega Malaysia.

11.  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF IOMEGA

     Iomega hereby represents, warrants, and undertakes to Quantum that:

11.1 Organization and Existence. Iomega U.S. is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Iomega Malaysia is a wholly owned subsidiary of Iomega U.S. and has been duly incorporated and is validly existing under the laws of Malaysia and has full power, authority and legal right to enter into this Agreement and carry out the obligations assumed hereunder.

11.2 Financing. Iomega has sufficient funds in bank accounts, commitments for funds or currently available lines of credit to pay the Consideration.

11.3 Iomega acknowledges and agrees that having been given the opportunity to inspect the Property and review information and documentation affecting the Property, buyer is relying solely on its own investigation of the Property and review of such information and documentation, and not on any information provided or to be provided by QSM. Iomega further acknowledges and agrees that any information made available to Iomega or provided or to be provided by or on behalf of Quantum with respect to the Property was obtained from a variety of sources and that Quantum has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information or documentation. Quantum is not liable or bound in any manner by any representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person.

11.4 Iomega further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an "as is" condition and basis with all faults, and that Quantum has no obligations to make repairs, replacements or improvements except as may otherwise be expressly stated herein.

11.5 To the best of Iomega's knowledge, all information given to Quantum and its professional advisors by Iomega, its officers and employees and Iomega's professional advisors in writing during the negotiations prior to this Agreement was when given, and is at the date hereof true and accurate and there is no fact, matter or circumstance which has not been disclosed in writing to Iomega or its professional advisors which renders any such information untrue, inaccurate or misleading or which might reasonably affect the willingness of QSM to proceed with the sale of the Assets on the terms of this Agreement.

12.  REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF BOTH PARTIES

12.1 Non-Contravention. The execution, delivery and performance of this Agreement and the Note do not and will not contravene or conflict with any certificates of incorporation or bylaws of either Party or contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to either party.

12.2 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of either Party who might be entitled to any fee or commission from either Party or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

12.3 Litigation. There is no claim or any third party nor any action, suit, investigation or proceedings pending against or to the knowledge of either Party, threatened against or affecting either Party before any court or arbitrator or any governmental body, agency or official that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

12.4 Both parties have the full power, authority and legal right to enter into this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach or cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which either is a Party.

13.  LIMITATION OF LIABILITIES

13.1 (a) Neither Party shall be liable for any breach of representations, warranties or undertakings:

          (i)  which would not have arisen but for
               a voluntary act, omission or transaction by the other Party after the date hereof which could reasonably have been avoided or carried out and/or which on the part of the other Party was not in the ordinary course of business;

          (ii) which arise as a result of the
               other Party's failure to cooperate, or arises as a result of the Other Party failing to act in accordance with any reasonable request to avoid, resist or compromise any claim after being given a reasonable time in which to comply with any such request; and/or

     (b) The liability of QSM in respect of any claims for breach of representations, warranties or undertakings made hereunder shall be limited as follows:

          (i)  the maximum aggregate liability of
               QSM in respect of all claims for breach of representations warranties or undertakings shall not exceed U.S. $2,000,000.

          (ii) no claims may be brought against
               QSM in respect of a breach of
               representations, warranties or undertakings after the expiry of three years from the date hereof.

     (c) It is a condition of any claim for breach of representations, warranties or undertakings hereunder either Party shall, upon any claim, action, demand or assessment being made or issued against it which could lead to a claim by it for breach of representations, warranties or undertakings under this Agreement, promptly give notice thereof to the other Party.

     (d) The amount of any compensation or damages payable by QSM in respect of any claims for breach of representations, warranties or undertakings or under the indemnities shall be computed after taking into account and giving full credit for Assets realized, if any, at the date of any relevant claim within two (2) years from the date hereof (less any realization costs and expenses);

     (e) If any claim for breach of representations, warranties or undertakings is brought under this Agreement in relation to any liability of either Party which is contingent only, the other Party shall not be liable to make any payment in respect thereof until such contingent liability becomes an actual liability and liquidated as to amount.

     (f) In no event shall either Party be liable to the other for any remote, punitive or consequential damages.

13.2 Iomega acknowledges and agrees that QSM has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to:

     (a)  value;

     (b)  the income to be derived from the Property;

     (c) the suitability of the Property for any and all activities and uses which Iomega may conduct thereon, including the possibilities for future development of the Property;

     (d)  the habitability, merchantability,
          profitability or fitness for a particular purpose of the Property;

     (e) the manner, quality, state of repair or lack of repair of the Property;

     (f)  the nature, quality or condition of the
          Property, including, without limitation, the water, soil and geology;

     (g) the manner or quality of the construction or materials if any, incorporated into the Property;

     (h) the conformity of the Property to applicable zoning or building requirements after Closing.

14.  ACCESS TO INFORMATION

14.1 At the Pre-Closing, QSM shall make available to Iomega and any persons authorized by it all such information relating to the Assets and such access to the Assets and all title deeds, and of relating to the Assets.

14.2 Both Parties hereby undertake that they will not, save as required by law, divulge any confidential information obtained from the other as a result of the transaction memorialized in this Agreement to any person other than its own officers, employees, professional advisors and/or local government authorities who "need to know". For the purposes of implementing this section the parties agree to execute the mutual non-disclosure Agreement, attached to this Agreement as Exhibit "D".

14.3 In the event this Agreement is terminated (pursuant to Section 16), both Parties undertake to return to each other, all information and documents concerning the Assets which have been provided in connection with this Agreement. Each Party also agrees not to use any such information gained by it to further itself in its trade or to the detriment of the other Party unless such information had already been known to it or had become or subsequently becomes public knowledge otherwise than by reason of any act or default of the recipient Party, its advisors or employees.

15.  ENVIRONMENTAL INDEMNITY

15.1 Quantum Indemnification: QSM agrees to indemnify, hold harmless and defend Iomega from and against any liabilities, claims, demands, damages (including, without limitation, attorneys', experts' and consultants' fees), fines, penalties, and monetary sanctions arising out of any liability related to contamination of the Property as a result of Hazardous Material Activities conducted by Quantum before July 15, 1996.

15.2 Iomega Indemnification: Iomega shall indemnify, hold harmless and defend Quantum from and against any liabilities, claims, demands, damages (including, without limitation, attorneys', experts' and consultants' fees), fines, penalties, and monetary sanctions arising out of any liability related to contamination of the Property as a result of Hazardous
     Materials Activities which occur during Iomega's possession or operation of the Property which for purposes of this section shall be deemed to have begun on July 16, 1996.

15.3 For purposes of this Section 15, Environmental Indemnity, "Hazardous Material" shall mean oil, petroleum (or any fraction thereof), explosives, asbestos, radioactive materials and any such other substances as are defined as "hazardous substances," or "hazardous materials" or "hazardous wastes" under applicable laws, regulations, ordinances, rules, codes, permits, and/or restrictions relating to the protection of human health and safety and the indoor and outdoor environment ("Environmental Requirements").

15.4 For purposes of this Section 15, Environmental Indemnity, "Hazardous Material Activity" shall mean the use, processing, distribution, manufacture, handling, storage, transportation, treatment, disposal, emission, discharge, release (as defined by applicable Environmental Requirements), or threatened release of any Hazardous Material.

15.5 The provisions of these indemnities shall survive to the Closing and to the extent necessary to give effect to such provisions.

16.  TERMINATION

16.1 In the event the approvals referred to in Section 5 are not obtained or not obtained on or before Closing or obtained with conditions deemed to be prejudicial (as defined in Section 5.2) to Iomega Malaysia, then the following shall occur:

     (a) all sums forming part of the Consideration, if paid to QSM, shall be refunded free of interest by QSM to Iomega;

     (b) Good and Marketable Title to the Property under Malaysian law shall be redelivered to QSM or its designee;

     (c) all the Equipment shall be re-delivered by possession to QSM, or its designee at the Property; and

     (d) all other documents delivered by QSM pursuant to Section 4.2 of this Agreement shall be re-delivered to QSM, or its designee and this Agreement, the Charge and Agreement to Charge as well as the Letter Agreement (other than sections concerned with the parties post termination responsibilities and allocation of costs and the mutual Non-Disclosure Agreement attached to this Agreement as Exhibit D), subject to any antecedent breach by either Party, shall terminate and be null and void and of no effect.

17.  MISCELLANEOUS

17.1 Each party shall pay its own legal costs and disbursements of, and incidental to, this Agreement, Iomega shall, however, bear all stamp duties and registration fees with such other disbursements of, and incidental to the transactions in this Agreement. However, the Parties hereby agree that the stamp duties and registration fees with such other disbursements of, or incidental to, the registration of the Charge shall be borne by QSM and Iomega Malaysia in equal proportions.

17.2 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties:

     To Quantum U.S. and QSM:      Attention:  Andrew Kryder
                                   Vice President, General Counsel
                                   Quantum Corporation
                                   500 McCarthy Boulevard
                                   Milpitas, California  95035

                                   Phone Number:  (408) 894-4031
                                   Fax Number:    (408) 324-7005

     To Iomega U.S. and            Attention:  Donald Sterling
     Iomega Malaysia:              Vice President, Corporate
                                   Counsel and Secretary
                                   Iomega Corporation
                                   1821 West Iomega Way
                                   Roy, Utah  84067

                                   Phone Number:  (801) 778-3188
                                   Fax Number:    (801) 778-3871

     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; (b) if given or made by telex, when dispatched with confirmed answer back and (c) if given or made by fax, when dispatched.

17.3 No waiver by either party of any breach by the other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

17.4 This Agreement is a fully integrated Agreement and constitutes the whole Agreement between the Parties and it is expressly declared that no variations hereof shall be effective unless mutually agreed upon in writing.

17.5 This Agreement shall be governed by and construed in accordance with the laws of California, taking into account the extent to which the Agreement contains terms designed to address the unique circumstances of Malaysia. To the extent that the resolution of a particular action requires the jurisdiction of the courts of Malaysia, both Parties hereby agree to bring the action in said courts of Malaysia.


     IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

     SIGNED by:                         /s/ Michael Brown
                                        Signature

     for and on behalf of               Michael A. Brown
                                        Name

     QUANTUM CORPORATION                President and CEO
                                        Title


     SIGNED by:                         /s/ Kenneth Lee
                                        Signature

     for and on behalf of               Kenneth Lee
                                        Name

     QUANTUM STORAGE (MALAYSIA)
     SDN.BHD.                           President and General Manager
                                        Title


     SIGNED by:                         /s/ Donald R. Sterling
                                        Signature

     for and on behalf of               Donald R. Sterling
                                        Name

     IOMEGA CORPORATION                 Vice President, Corporate Counsel
                                        Title


     SIGNED by:                         /s/ Donald R. Sterling
                                        Signature

     for and on behalf of               Donald R. Sterling
                                        Name

     IOMEGA (MALAYSIA) SDN.BHD.         Director
                                        Title